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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form SB-2 of our report dated June 9, 2006, relating to the consolidated financial statements of Dynamic Health Products, Inc. and Subsidiaries.

/s/ SCHARF PERA & CO., PLLC Scharf Pera & Co., PLLC Charlotte, North Carolina July 20, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM